Exhibit 21.1

The Registrant’s principal subsidiaries as of December 31, 2024 are listed below. All other subsidiaries of the Registrant, if considered in the aggregate as a single affiliate, would not constitute a significant subsidiary of the Registrant.
Fortive Corporation Subsidiaries of the Registrant

Company Name	Jurisdiction of Formation
Accruent, LLC	United States
Advanced Sterilization Products Services Inc.	United States
Advanced Sterilization Products, Inc.	United States
Anderson Instrument Co. LLC	United States
ASP Global Manufacturing GmbH	Switzerland
ASP Japan G.K.	Japan
Athena SuperHoldCo, Inc.	United States
Censis Technologies, Inc.	United States
Dynapar Corporation	United States
EA Elektro-Automatik GmbH	Germany
eMaint Enterprises, LLC	United States
Fluke Corporation	United States
Fluke Electronics Corporation	United States
Fluke Europe B.V.	Netherlands
Fluke Precision Measurement Limited	United Kingdom
Fluke Shanghai Corporation	China
Fortive Medical Devices (Shanghai) Co., Ltd.	China
FTV Business Services, LLC	United States
Global Physics Solutions, Inc.	United States
Hengstler GmbH	Germany
Industrial Scientific Canada ULC	Canada
Industrial Scientific Corporation	United States
Intelex Technologies, ULC	Canada
Iris Power LP	Canada
Keithley Instruments, LLC	United States
Landauer, Inc.	United States
Maxtek Components Corporation	United States
Pacific Scientific Energetic Materials Company (California) LLC	United States

ProVation Software, Inc.	United States
Pruftechnick Dieter Busch GmbH	Germany
Qualitrol Company LLC	United States
ServiceChannel.com, Inc.	United States
Setra Systems LLC	United States
Sightlines, LLC	United States
Sonix, Inc.	United States
Tektronix (China) Co., Limited	China
Tektronix International Sales GmbH	Switzerland
Tektronix, Inc.	United States
TGA Holdings II (Cayman) Ltd	Cayman Islands
TGA Industries Limited	United Kingdom
The Gordian Group Limited	United Kingdom
The Gordian Group, Inc.	United States
Verisae, Inc.	United States
VFA Canada Corporation	Canada
VFA, Inc.	United States